                                                                    EXHIBIT 21.1




                ENTITY                               JURISDICTION                             DIRECTORS
                ------                               ------------                             ---------

Dresser, Inc.                            Delaware

Dresser-Nagano Inc.                      Delaware

Dresser International, Inc.              Delaware

Saber Technologies, L.L.C.               Texas (51%)

DII China Rep Office                     not yet registered/ transferred

DII Dubai Branch (UAE)                   not yet formed

DII South African Branch                 not yet formed

Beijing Rep Office                       China

Dresser Russia, Inc.                     Delaware

Dresser Korea Inc.                       Korea

Dresser Al-Rushaid Valve & Instrument    Saudi Arabia
Company, Ltd.

DI Venezuela S.R.L.                      Venezuela

DI U.K. Limited                          United Kingdom

DI Canada Inc.                           Alberta, Canada                        Patrick M. Murray, James A. Nattier,
                                                                                Lance Barette, Brent Cymbol, Edward
                                                                                A. Mahoney and Merv Day

Dresser Singapore Pte. Ltd.              Singapore                              Patrick Michael Murray and Edward E.
                                                                                Lichnock

Dresser Valve de Mexico S.A. de C.V.     Mexico                                 Principal:

                                                                                Stuart Brightman
                                                                                John Lenander
                                                                                Jose Luis Perez Soriano

                                                                                Alternate:

                                                                                Jorge Sanchez-Devanny

Dresser Instruments S.A. de C.V.         Mexico                                 Principal:

                                                                                Rodney M. Nesbit
                                                                                Calvin E. Kish

                                                                                Alternate:

                                                                                Roger Mattews
                                                                                Norbert Da Silva

Manufacturas Petroleros Venezolanos      Venezuela
S.A.

GAZDMD Avtomatika                        Russia                                 General Manager: Mr. A.A. Yuzvak
                                                                                Board: Messrs. G.L. Hanson, I.S.
                                                                                Nikonenko, N.V. Dvorjanchikov, V.E.
                                                                                Sakharov
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

[DI Nigeria Limited- in formation]       Nigeria

DS Controls                              Russia                                 General Manager: Mr. B.I. Shulman
                                                                                Board: Messrs. Ugo Ormezzano,
                                                                                Antoine de Vivies, Bianchi Guiseppe,
                                                                                B.I. Shulman, V.M. Fiedorov, Ju. I.
                                                                                Tarasjev

DI Sweden AB                             Sweden

DI Japan Ltd.                            Japan                                  Yuichi Yamamoto and Takeshi Enomoto

DI Belgium S.P.R.L.                      Belgium                                Patrick M. Murray
                                                                                James A. Nattier

DI France                                France                                 Mr. Giuseppe Bianchi is the
                                                                                President, no directors having been
                                                                                appointed

DI Netherlands B.V.                      Netherlands

DI Luxembourg S.A.R.L.                   Luxembourg

DI Italy S.r.l. (to be dissolved)        Italy                                  Salvatore Ruggieri

DEG Italia S.p.A. (to be renamed DI      Italy                                  Salvatore Ruggieri
Italy S.p.A.)

Dresser Wayne AB                         Sweden                                 James A Nattier, Mats E
                                                                                Olsson (chairman of the
                                                                                board) and Rikard Nilsson
                                                                                (also being the managing
                                                                                director of the company)

Niigata Masoneilan Co. Ltd.              Japan                                  Akio Shimaoka, Patrick M. Murray,
                                                                                Ruggeri Salvatore, Takeshi Enomoto,
                                                                                Yuichi Yamamoto, Stasi Prandalos, Sadao
                                                                                Suzuki, Takeo Goto and Frank P.
                                                                                Pittman

Dresser Japan, Ltd.                      Japan                                  Patrick Murray, Yuichi
                                                                                Yamamoto, G. I. Purdy and
                                                                                Midori Inumaru Purdy

Dresser Europe S.P.R.L.                  Belgium                                Tako Jan Kremer
                                                                                Reinier Berkel
                                                                                Peter Wilbert Arbour

Dresser Produits Industriels             France                                 Mr. Giuseppe Bianchi is the
                                                                                President, no directors having been
                                                                                appointed

Dresser Italia S.r.L.                    Italy                                  Salvatore Ruggeri (Chairman),
                                                                                Giuseppe Bianchi, Italo Cazzaniga,
                                                                                Ugo Ormezzano, Piero Stringa, Sergio
                                                                                Pastorino, Patrick Murray, Frank
                                                                                Pittman, Donald Vaughan (Mr. Vaughan
                                                                                has sent his resignation letter)
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

Dresser Wayne AB, Norwegian Branch

Niigata Masoneilan Valve Service Co.     Japan                                  Stasi Prandalos, Hideaki Kamoshita,
Ltd.                                                                            Yuichi Yamamoto, Sadao Suzuki and
                                                                                Yoshifumi Takahashi

Dresser Europe G.m.b.H.                  Germany

Dresser Europe S.A., Danish Branch

Dresser Europe S.A., Swiss Branch

Dresser Europe S.A., Spanish Branch                                             No directors.  Employees empowered
                                                                                for various specific actions by
                                                                                resolution.

Masoneilan S.A.                          Spain                                  Salvatore Ruggeri, Chairman.
                                                                                Ugo Ormezzano, member.
                                                                                Sergio Pastorino, member.
                                                                                Albert Garrofe Pujol, Secretary non
                                                                                member.


Dresser Valve India Pte. Ltd.            India

Dresser Latvia Limited, SIA              Latvia                                 Mr. Janis Grava holds position of
                                                                                the Executive Director of the company
                                                                                and Mr. Mats Erling Olsson holds a
                                                                                position of the Managing Director of
                                                                                the Company

Dresser Finland OY                       Finland

Penaga Grove Sdn. Bhd.                   Malaysia

Dresser Valves Europe G.m.b.H.           Germany

Dresser Verwaltungs Tankanlagen          Germany
G.m.b.H.

Dresser Tankanlagen G.m.b.H. & Co. KG    Germany

Ebro Electronic G.m.b.H. & Co. KG        Germany

Dresser Holding Europe G.m.b.H.          Germany

Dresser Polska Sp. zo.o.                 Poland

Dresser Netherlands B.V.                 Netherlands

Dresser Industrial Products B.V.         Netherlands

Dresser Industria e Comercio Ltda.       Brazil                                 General Manager is Mr. Sergio
                                                                                Dabbur, who granted a
                                                                                power-of-attorney to Mr. Marcio
                                                                                Bastos with general powers to
                                                                                represent the company
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